EXHIBIT 10.37

AMENDMENT NO. 3
TO
MANAGEMENT AGREEMENT
OF
ROBERT P. COLLINS

THIS AMENDMENT NO. 3 is made this 15 day of November, 2000, by and between SCOTT TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company") and Robert P. Collins, an executive officer of the Company (hereinafter referred to as the "Executive"):

W I T N E S S E T H:

WHEREAS, on December 18, 1998 the Company and the Executive entered into a Management Agreement (hereinafter referred to as the "Agreement"); and

WHEREAS, the Company and the Executive agree that it is desirable to provide for a special extension of the Agreement to March 16, 2001;

NOW, THEREFORE, pursuant to Section 6.3 of the Agreement and effective as of December 16, 2000, the Company and the Executive hereby amend the second paragraph of Section 1 of the Agreement by the deletion of said paragraph and the substitution in lieu thereof of a new paragraph to read as follows:

"The initial period will be extended to March 16, 2001 ('Special Extended Period') at the end of the initial period, and then will be automatically extended for one (1) year commencing at the end of the Special Extended Period and each successive year thereafter. However, either party may terminate this Agreement at the end of the Special Extended Period, or at the end of any successive one (1) year period, by giving the other party written notice of intent not to renew, delivered at least thirty (30) days prior to the end of such Special Extended Period or successive one (1) year period."

IN WITNESS WHEREOF, the Company, by its duly authorized officers, and the Executive have executed this Amendment No. 3 as of the day and year first above written.

SCOTT TECHNOLOGIES, INC. ("Company")

By

Robert P. Collins ("Executive")